UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2007
WESTERN REFINING, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32721 (Commission File Number)	20-3472415 (IRS Employer Identification Number)
6500 Trowbridge Drive
El Paso, Texas 79905
(Address of principal executive offices)
(915) 775-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement
     As a result of entering into the Credit Agreement and Term Loan Agreement described below in Item 2.03, the Company terminated that certain Amended and Restated Revolving Credit Agreement, dated as of January 24, 2006 (the “Old Credit Agreement”), among the Company, Western Refining Company, L.P., each lender from time to time party thereto, and Bank of America, N.A. The Old Credit Agreement matured on July 28, 2010. The Old Credit Agreement was a collateral-based facility with total borrowing capacity, subject to borrowing base amounts based upon eligible receivables and inventory, of up to $150 million (which could have been expanded to $200 million), and provided for letters of credit and swing line loans. The Old Credit Agreement, secured by certain cash, accounts receivable and inventory, was available to be used for working capital and capital expenditures, certain permitted distributions and general corporate purposes. The Old Credit Agreement provided for an initial quarterly commitment fee of 0.25% per annum, subject to adjustment based upon the Company’s consolidated leverage ratio, and letter of credit fees of 1.375% per annum payable quarterly, subject to adjustment based upon the Company’s consolidated leverage ratio. Borrowing rates were initially based on LIBOR plus 1.375%, subject to adjustment based upon the Company’s consolidated leverage ratio. Availability under the Old Credit Agreement was subject to the accuracy of representations and warranties and absence of a default. The Old Credit Agreement contained customary restrictive covenants, including limitations on debt, investments and dividends and financial covenants relating to minimum net worth, minimum interest coverage and maximum leverage. In addition, the Old Credit Agreement contained an event of default provision that would have been triggered if the combined voting equity interests of the prior owners of Western Refining Company, L.P. fell below 30% of the voting interests in the Company, or if Western Refining Company, L.P. ceased to be a wholly-owned subsidiary of the Company.
Item 2.01 Completion of Acquisition or Disposition of Assets
     Effective May 31, 2007, pursuant to the Agreement and Plan of Merger dated as of August 26, 2006, as amended (the “Merger Agreement”), relating to the Western Refining, Inc. (the “Company”) and Giant Industries, Inc. (“Giant”) merger transaction, a subsidiary of the Company was merged with and into Giant, with Giant continuing as the surviving entity and as a wholly-owned subsidiary of the Company. The former stockholders of Giant have the right to receive $77.00 in cash, without interest, for each share of Giant common stock, which aggregates to cash consideration for the transaction of approximately $1.13 billion, including cash payable to stockholders and holders of all equity awards (net of applicable exercise prices). The merger will be financed from cash on hand and loans under the Term Loan Agreement described below under Item 2.03. Bank of America Securities LLC acted as the sole financial advisor to the Company in connection with the merger and is the sole lead arranger and sole book manager of the Term Loan Agreement.
     The description of the merger set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, and the amendment thereto, which were filed by the Company as Exhibit 2.1 to the Current Reports on Form 8-K filed on August 28, 2006 and November 13, 2006, respectively.
     A copy of the Company’s press release dated May 31, 2007 announcing the closing of the merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Revolving Credit Agreement
     On May 31, 2007 and in connection with the merger, the Company entered into a Revolving Credit Agreement (the “Revolving Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the lenders party thereto. The Revolving Credit Agreement matures on May 31, 2012. The Revolving Credit Agreement is a collateral-based facility with total borrowing capacity, subject to borrowing base amounts based upon eligible receivables and inventory, of up to $500,000,000, and provides for letters of credit and swing line loans. In addition, the Company may request an increase in the borrowing capacity under the Revolving Credit Agreement by an amount (for all such requests) which, when taken together with all similarly requested increases in the borrowing capacity under the Term Loan Agreement, does not exceed $300,000,000. The Revolving Credit Agreement, secured by certain cash, accounts receivable and inventory, can be used to refinance existing indebtedness of the Company and its subsidiaries, to finance working capital and capital expenditures, and for other general corporate purpose. The Revolving Credit Agreement provides for a quarterly commitment fee ranging from 0.25% to 0.50% per annum, subject to adjustment based upon the Company’s consolidated leverage ratio, and letter of credit fees ranging from 1.25% to 2.00% per annum payable quarterly, subject to adjustment based upon the Company’s consolidated leverage ratio. Borrowings can be either base rate loans or be based on an interest rate of LIBOR plus 1.25% to 2.00%, subject to adjustment based upon the Company’s consolidated leverage ratio. Availability under the Revolving Credit Agreement is subject to the accuracy of representations and warranties and absence of a default. The Revolving Credit Agreement contains customary restrictive covenants, including limitations on debt, investments and dividends, and financial covenants relating to minimum interest coverage and maximum leverage.
     The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to Revolving Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Term Loan Credit Agreement
     On May 31, 2007, the Company also entered into a Term Loan Credit Agreement (the “Term Loan Agreement”) with Bank of America, N.A., as Administrative Agent, and the lenders party thereto. The Term Loan Agreement has a maturity date of May 30, 2014. The Term Loan Agreement provides for loans of up to $1,400,000,000, of which $1,125,000,000 was drawn on May 31, 2007, and up to $275,000,000 is available to be drawn in up to two borrowings not later than July 30, 2007. In addition, the Company may request an increase in the borrowing capacity under the Term Loan Agreement by an amount (for all such requests) which, when taken together with all similarly requested increases in the borrowing capacity under the Revolving Credit Agreement, does not exceed $300,000,000. The Term Loan Agreement, which is secured by the Company’s fixed assets, including its refineries, can be used to finance the merger and for related transaction expenses, and to repay Giant’s 11% Subordinated Notes and Giant’s 8% Subordinated Notes. The Term Loan Agreement provides for a commitment fee of 0.75% per annum on the undrawn portion. Borrowings can be either base rate loans or be based on an interest rate of LIBOR plus 1.75%. The Term Loan Agreement contains customary restrictive covenants, including limitations on debt, investments and dividends, and financial covenants relating to minimum interest coverage and maximum leverage.
     The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to Term Loan Agreement,, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (a) Financial Statements of Business Acquired
     The Company will file the financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.
     (b) Pro Forma Financial Information
     The Company will file the financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.
     (d) Exhibits

Exhibit No.	Description

10.1	Revolving Credit Agreement, dated May 31, 2007, among Western Refining, Inc., Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the lenders party thereto

10.2	Term Loan Credit Agreement, dated May 31, 2007, among Western Refining, Inc., Bank of America, N.A., as administrative agent, and the lenders party thereto

99.1	Press Release dated May 31, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING, INC.
By:	/s/ Scott D. Weaver
Name:	Scott D. Weaver
Title:	Chief Administrative Officer

Dated: June 1, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Revolving Credit Agreement, dated May 31, 2007, among Western Refining, Inc., Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the lenders party thereto

10.2	Term Loan Credit Agreement, dated May 31, 2007, among Western Refining, Inc., Bank of America, N.A., as administrative agent, and the lenders party thereto

99.1	Press Release dated May 31, 2007